                                                                    Exhibit 4.10

                                 [Face of Note]
--------------------------------------------------------------------------------

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; YOU MAY CONTACT GREGORY COLE, THE TREASURER OF XM SATELLITE RADIO INC., AT 1500 ECKINGTON PLACE, N.E., WASHINGTON, D.C. 20002, TELEPHONE NUMBER: (202) 380-4000, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

                                                          CUSIP/CINS 98375Y AG 1

                   14% Senior Secured Discount Notes due 2009

No. 1                                                           $437,956,784

                             XM SATELLITE RADIO INC.

promises to pay to Cede & Co.

or registered assigns,

the principal sum of Four Hundred Thirty-Seven Million Nine Hundred Fifty-Six Thousand Seven Hundred Eighty Four

Dollars on December 31, 2009.

Interest Payment Dates:  December 31 and June 30 (beginning on June 30, 2006)

Record Dates:  December 15 and June 15

Dated:  January 28, 2003

                               XM SATELLITE RADIO INC.

                               By: /s/ Hugh Panero
                                   ---------------------------------------------
                                   Name: Hugh Panero
                                   Title: President and Chief Executive Officer

                               By: /s/ Joseph M. Titlebaum
                                   ---------------------------------------------
                                   Name: Joseph M. Titlebaum
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

                                                      (SEAL)

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK
 as Trustee

By: /s/ John Guiliano
    ------------------------------------
            Authorized Signatory

--------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                                 [Back of Note]

                   14% Senior Secured Discount Notes due 2009

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. XM Satellite Radio Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 14% per annum from January 1, 2006 until maturity. The Company will pay interest semi-annually in arrears on December 31 and June 30, of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that no interest shall be payable prior to June 30, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 1, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all global Notes and all other Notes the Holders owning $1.0 million or more in aggregate principal amount thereof which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture and Security Agreements. The Company issued the Notes under an Indenture dated as of January 28, 2003 ("Indenture") between the Company, the Parent Guarantor named therein, XM Equipment Leasing LLC, any other Subsidiary Guarantor made a party thereto, and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are secured obligations of the Company limited to $474,182,582 in aggregate principal amount at maturity. The Notes are secured by a pledge of the Collateral pursuant to the Security Agreements referred to in the Indenture.

          5. Optional Redemption.

          (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to January 1, 2006. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accrued Value) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

          Year                                                      Percentage
          ----                                                      ----------
          2006.................................................        107.000%
          2007.................................................        104.667%
          2008.................................................        102.333%
          2009 and thereafter..................................        100.000%

          (b) At any time prior to January 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of Notes issued under the Indenture at a redemption price of 114% of the Accreted Value thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings by the Company or any parent corporation of the Company the net proceeds of which are contributed to the common equity of the Company (other than an offering of Disqualified Stock); provided that at least 65% of the aggregate principal amount at maturity of the Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of such equity offering.

          6. Mandatory Redemption.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

          7. Repurchase at Option Holder.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Restricted Subsidiary consummates any Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall commence an Asset Sale Offer pursuant to Section 3.09 of the Indenture to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount (or, if applicable, accreted value) of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof (or principal amount, if applicable, of such other Indebtedness) plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09 of the Indenture. To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such difference for any purpose not otherwise prohibited by the Indenture. If the aggregate Accreted Value of Notes and principal amount (or, if applicable, accreted value) of such other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the Accreted Value of Notes and principal amount (or, if applicable, accreted value) of such other Pari Passu Indebtedness tendered. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Indenture Guarantees, the Security Agreements and the Intercreditor Agreements may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Notes, the Indenture Guarantees, the Security Agreements or the Intercreditor Agreements may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes and Additional Notes, if any, voting as a single class. Notwithstanding the foregoing, (a) each of the Security Agreements may also be amended pursuant to the terms of the applicable Intercreditor Agreement without the consent of the Holders of at least a majority in principal amount at maturity of the Notes, and (b) any existing default or event of default under either of the Security Agreements, and compliance with any provision of either of the Security Agreements, may be waived pursuant to the terms of the applicable Intercreditor Agreement without the consent of the Holders of at least a majority in principal amount at maturity of the Notes. Without the consent of any Holder of a Note, the Indenture, the Notes, the Indenture Guarantees, the Security Agreements and the Intercreditor Agreements may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's obligations to Holders of the Notes by a successor to the Company pursuant to Article 5 of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC or in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to add a Subsidiary Guarantor.

          12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes (including in connection with an offer to purchase), (iii) failure by the Company to comply with the provisions of Section 5.01 of the Indenture, the failure by the Company to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14 of the Indenture or the failure of the Company to make or consummate an Asset Sale Offer in accordance with the provisions of
Section 4.10 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries, for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes, the Security Agreements or the Intercreditor Agreements; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (viii) the Security Agreements or the Intercreditor Agreements shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect and (ix) any Indenture Guarantee shall be held in a judicial proceeding to be enforceable or invalid or shall cease for any reason to be in full force and effect. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare the Accreted Value of the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the Accreted Value of all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, the Parent Guarantor or any Subsidiary Guarantor, as such, shall not have any liability for any obligations of the Company, the Parent Guarantor or such Subsidiary Guarantor under the Notes, the Indenture, the Indenture Guarantees, the Security Agreements or the Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          18. Parent Guarantor and Subsidiary Guarantors. Payment of Accreted Value of, premium, if any, and interest (including interest on overdue Accreted Value, premium, if any, and interest, if lawful) is unconditionally guaranteed by the Parent Guarantor and each Subsidiary Guarantor pursuant to Article 11 of the Indenture.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          XM Satellite Radio Inc.
          1500 Eckington Place, N.E.
          Washington, D.C. 20002
          Telecopier No.: (202) 380-4534
          Attention: Joseph Titlebaum / General Counsel

                                 Assignment Form

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                                Your Signature:
                                                --------------------------------
                                              (Sign exactly as your name appears
                                                   on the face of this Note)

Signature Guarantee*:
                      --------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                   [ ]Section 4.10          [ ]Section 4.14

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                               $_____________


Date:  _______________

                                Your Signature:
                                                --------------------------------
                                              (Sign exactly as your name appears
                                                   on the face of this Note)

                                Tax Identification No.:
                                                        ------------------------

Signature Guarantee*:
                      --------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this global Note for an interest in another global Note or for a definitive Note, or exchanges of a part of another global Note or definitive Note for an interest in this global Note, have been made:

                       Amount of decrease in   Amount of increase in       Principal Amount
                        Principal Amount at     Principal Amount at      at Maturity of this        Signature of
                              Maturity               Maturity           Global Note following   authorized signatory
                              of this                of this                such decrease          of Trustee or
    Date of Exchange        Global Note            Global Note              (or increase)          Note Custodian
    ----------------   ----------------------  ---------------------    ---------------------   --------------------
